United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2023 (December 15, 2023)

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 15, 2023, Limoneira Company, a Delaware corporation (the “Company”), and Peter J. Nolan entered into a Cooperation Agreement (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, the Company has agreed, among other things, to appoint Mr. Nolan to the Board of Directors (the “Board”) of the Company, effective January 1, 2024, with a term expiring at the Company’s Annual Meeting of Stockholders to be held in 2026 (the “2026 Annual Meeting”). Under the terms of the Cooperation Agreement, during the Cooperation Period, Mr. Nolan will abide by certain voting commitments and customary standstill restrictions (subject to certain exceptions), and the parties agreed to mutual non-disparagement provisions. The term of the Cooperation Agreement begins on December 15, 2023 and continues until the date that is thirty (30) calendar days prior to the notice deadline under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the Company’s 2025 Annual Meeting, unless terminated earlier in certain circumstances.

The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Elizabeth Blanchard Chess as a Director

On December 15, 2023, Elizabeth Blanchard Chess announced her retirement from the Board, effective January 1, 2024. Ms. Chess’ retirement is not the result of any disagreement with the Company.

Ms. Chess will continue to serve as a consultant to the Company, pursuant to an Independent Contractor Consulting Agreement, effective January 1, 2024, between Ms. Chess and the Company (the “Consulting Agreement”). Under the Consulting Agreement, Ms. Chess will serve as a community relations and corporate communication consultant. She will manage certain philanthropic efforts of the Company and represent the Company at civic, media and other community events. Either party may terminate the Consulting Agreement at any time and without cause by providing 30 days’ written notice to the other party. The Consulting Agreement contains standard representations and warranties relating to the protection of the Company’s confidential information and trade secrets and the non-solicitation of Company employees.

Appointment of Peter J. Nolan as a Director

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Cooperation Agreement is incorporated by reference into this Item 5.02.

On December 15, 2023, in connection with the Cooperation Agreement described in Item 1.01, the Board appointed Peter J. Nolan to serve as a Class III director, effective January 1, 2024, filling the vacancy caused by Ms. Chess’ retirement. Mr. Nolan will also serve as a member of the Board’s Audit and Finance Committee and Risk Management Committee. Mr. Nolan will serve as a director until the 2026 Annual Meeting.

Mr. Nolan currently serves as the chairman of Nolan Capital, Inc., which he founded in 2014 as the holding company for his family office to make long term investments in growth-oriented companies. Mr. Nolan also serves as a Senior Advisor to Leonard Green & Partners (“LGP”). Mr. Nolan joined LGP as a Managing Partner in 1997. Previously, Mr. Nolan was a Managing Director and Co-Head of DLJ’s (now Credit Suisse) Los Angeles Investment Banking Division, which he joined in 1990. Prior to DLJ, Mr. Nolan was a First Vice President in corporate finance at Drexel, Burnham, Lambert in Beverly Hills from 1986 to 1990, a Vice President at Prudential Securities, Inc. from 1982 to 1986 and an Associate at Manufacturers Hanover Trust Company. Mr. Nolan serves as Chairman of Diamond Wipes International, Ortega National Parks, Fresh Brothers, and Country Supplier which owns both C-A-L Ranch Stores and Coastal Farm & Ranch. He is also the controlling shareholder of Water Engineering. Mr. Nolan currently serves on the Board of Directors of AerSale Holdings, Inc. Mr. Nolan serves as a trustee of the United States Olympic and Paralympic Foundation. He earned a Bachelor of Science degree in Agricultural Economics and Finance from Cornell University and an M.B.A. from the Johnson Graduate School of Management at Cornell University.

Other than the Cooperation Agreement, there are no arrangements or understandings between Mr. Nolan and any other person pursuant to which he is elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Mr. Nolan and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).As a non-management director, Mr. Nolan will receive the same consideration paid by the Company to other non-management directors, as previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on February 13, 2023.

A copy of the Company’s press release regarding the retirement of Ms. Chess from and the appointment of Mr. Nolan to the Board is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2023, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board approved, ratified and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective upon adoption. The changes made in the Amended and Restated Bylaws include revisions to reflect current legal requirements and corporate governance best practices. In addition to the changes described below, the Amended and Restated Bylaws include non-substantive, technical and administrative revisions.

Section 2.1 was amended to clarify the date on which a stockholder must give notice to the Company for nominations or other business to be properly brought before an annual meeting by a stockholder; and to provide for certain requirements to be included in the form of notice that a stockholder must provide to the Company when making a proposal or director nomination to be voted on at the annual meeting.

Section 2.3 was amended to provide for certain requirements that must be included in the form of notice that a stockholder must provide to the Company when making a proposal or director nomination to be voted on at a special meeting of the stockholders.

Section 2.5 was amended to update the procedures for an adjournment of a meeting of the stockholders.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, filed here as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

3.1	Amended and Restated Bylaws of Limoneira Company, dated December 15, 2023.

10.1	Cooperation Agreement, by and between Limoneira Company and Peter J. Nolan, dated December 15, 2023.

99.1	Limoneira Company Press Release, dated December 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2023		LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer and Treasurer